EXHIBIT 4.4
________________________________________________________________________________
________________________________________________________________________________

                       FIRST SUPPLEMENTAL TRUST INDENTURE

                                     between

           THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY

                                       and

                                  REGIONS BANK,
                            as Trustee and Registrar

                  _____________________________________________

                                   Relating to
                     The Industrial Development Board of the
                               City of Montgomery
                  $4,000,000 Industrial Refunding Revenue Bonds
                        (KINPAK INC. Project) Series 1997
                                       and
                   $990,000 Industrial Refunding Revenue Bonds
                       (KINPAK INC. Project) Series 1996B

                  _____________________________________________

                                      Dated

                                      as of

                                  March 1, 1997

________________________________________________________________________________
________________________________________________________________________________

                             Roy S. Goldfinger, P.C.
                               Montgomery, Alabama
                                  Bond Counsel

THIS INSTRUMENT AMENDS AND SUPPLEMENTS THAT CERTAIN TRUST INDENTURE, DATED AS OF DECEMBER 1, 1996 AND RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA, IN RLPY BOOK 1718, PAGE 679, BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY AS LESSOR AND REGIONS BANK AS TRUSTEE.

                       FIRST SUPPLEMENTAL TRUST INDENTURE

                                      INDEX
                                      -----
                                                                          Page
                                                                          ----
PARTIES.....................................................................1
RECITALS....................................................................1

Section 1.  Definitions.....................................................2
Section 2.  Interpretation..................................................3
Section 3.  Captions and Headings...........................................3
Section 4.  Issuance of the Series 1997 Bonds; Terms Thereof................4
Section 5.  Provisions as to Funds..........................................4
Section 6.  Investment of Fund Moneys.......................................6
Section 7.  Effect on Original Indenture....................................7
Section 8.  Execution Counterparts..........................................7


SIGNATURES..................................................................8
ACKNOWLEDGMENTS.............................................................9
CONSENT OF COMPANY.........................................................10
CONSENT OF BANK............................................................11


Exhibit A   Form of Series 1997 Bond

                       FIRST SUPPLEMENTAL TRUST INDENTURE

         THIS FIRST SUPPLEMENTAL TRUST INDENTURE made and entered into as of March 1, 1997 (this "First Supplemental Indenture"), by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, its successors and assigns (the "Issuer"), a public corporation organized and existing under the laws of the State of Alabama (the "State"), and REGIONS BANK, a state banking corporation authorized to accept and execute trusts of the character herein set forth, with its principal corporate trust office for purposes of discharging the trusts hereunder being in the City of Montgomery, Alabama, its successors and assigns (the "Trustee"), under the circumstances set forth in the following recitals (the capitalized terms not defined in this paragraph or the recitals being used therein as defined in Article I hereof or, if not otherwise defined herein, in the Original Indenture hereinafter mentioned, which definitions are hereby incorporated by reference herein):

                              W I T N E S S E T H:

         A. The Issuer has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, expand, own, lease, and dispose of properties to the end that the Issuer may be able to promote industry and develop trade by inducing manufacturing, industrial, commercial and research enterprises to locate in the State, or to enlarge and expand existing enterprises, or both, and further the use of the agricultural products and natural resources of the State.

         B. On October 17, 1979, the Issuer issued the Prior Bonds pursuant to the Act and applied the proceeds thereof to acquire, construct and equip the Existing Facilities. On December 20, 1996, the Issuer issued inter alia the Series 1996A Bonds pursuant to the Act and the Original Indenture, the proceeds of which were to be applied (1) to renovate and upgrade the Existing Facilities and (2) to acquire, construct and equip the New Facilities. The Old Facilities and the New Facilities (collectively, and as more fully described in the Original Lease, the "Project") are situated on the Leased Realty as described in Exhibit A to the First Supplemental Lease.

         C. In the Original Lease and the Original Indenture, the Issuer agreed to issue the Refunding Obligations in order to refund the Series 1996A Bonds, such issuance and refunding to occur as soon as all of the requirements of the Code to assure the non-Taxable status of the Refunding Obligations could be satisfied, including without limitation the requirement of obtaining an allocation of the State ceiling for private activity bonds (an "Allocation").

         D. The Issuer has on January 8, 1997 received an Allocation in the amount of $4,000,000, allowing the issuance on a non-Taxable basis of Refunding Obligations in such amount, being equal to the outstanding amount of the Series 1996A Bonds.

         E. The Issuer has adopted the Bond Resolution providing for the issuance of the Series 1997 Bonds and for the amending and supplementing of the Original Indenture, to be accomplished hereby, and of the Original Lease, to be accomplished by the First Supplemental Lease to be entered into simultaneously herewith.

         F. The execution and delivery of this First Supplemental Indenture and the issuance of the Series 1997 Bonds under the Act have been in all respects duly and validly authorized by resolutions duly adopted and approved by the Issuer.

         G. The Series 1997 Bonds to be issued under the Indenture and the authentication certificate thereon are to be substantially in the forms thereof attached hereto as Exhibit A, with appropriate omissions, insertions and variations permitted or authorized as hereinafter provided.

         H. All things necessary to make the Series 1997 Bonds, when authenticated by the Trustee and issued as in this First Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute the Indenture a valid pledge of the Revenues to the payment of the Debt Service on and Purchase Price of the Bonds, have been done and performed, and the creation, execution and delivery of this First Supplemental Indenture, and the execution and issuance of the Series 1997 Bonds, subject to the terms hereof, have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties to this First Supplemental Indenture hereby formally covenant, agree and bind themselves as follows:

         Section 1. Definitions. In addition to the words and terms elsewhere defined in this First Supplemental Indenture or the Original Indenture, or by reference to the Lease Agreement or other document, unless the context or use clearly indicates another or different meaning or intent:

         "Bond" or "Bonds" means, collectively, the Series 1996B Bonds and the Series 1997 Bonds.

         "Bond Fund" means, individually or collectively, as the context may require, the Bond Fund in respect of the Series 1996B Bonds created in the Original Indenture and/or the Bond Fund in respect of the Series 1997 Bonds created in this First Supplemental Indenture.

         "Bond Purchase Fund" means, individually or collectively, as the context may require, the Bond Purchase Fund in respect of the Series 1996B Bonds created in the Original Indenture and/or the Bond Purchase Fund in respect of the Series 1997 Bonds created in this First Supplemental Indenture.

         "Bond Resolution" means the resolution adopted by the Board of Directors of the Issuer on January 22, 1997 authorizing the issuance of the Series 1997 Bonds and the execution and delivery of the Issuer Documents and related documents.

         "Construction Fund" means the Construction Fund created in this First Supplemental Indenture.

         "First Supplemental Lease" means the First Supplemental Lease Agreement, dated as of the first day of the month in which the Issue Date occurs, between the Issuer and the Company, amending and supplementing the Original Lease in connection with the issuance of the Series 1997 Bonds.

         "Indenture" means the Original Indenture, as amended and supplemented by this First Supplemental Indenture and as the same may hereafter be further amended and supplemented.

         "Initial Letter of Credit" means the Letter of Credit issued by the Bank and delivered to the Trustee on December 20, 1996, as the same has been modified in connection with the issuance of the Series 1997 Bonds.

         "Issue Date" means the date of the initial authentication and delivery of the Series 1997 Bonds.

         "Lease Agreement" means the Original Lease, as amended and supplemented by the First Supplemental Lease and as the same may hereafter be further amended and supplemented.

         "Original Indenture" means the Trust Indenture dated as of December 1, 1996 between the Issuer and the Trustee.

         "Original Lease" means the Restated Lease Agreement dated as of December 1, 1996 between the Issuer and the Company.

         "Placement Memorandum" means the Private Placement Memorandum to be dated on or before the Issue Date pertaining to the private placement of the Bonds.

         "Rebate Fund" means, individually or collectively, as the context may require, the Rebate Fund in respect of the Series 1996B Bonds created in the Original Indenture and/or the Rebate Fund in respect of the Series 1997 Bonds created in this First Supplemental Indenture.

         "Refunding Fund" means the Refunding Fund created in this First Supplemental Indenture.

         Section 2. Interpretation. The provisions of Section 102 of the Original Indenture are hereby ratified and reaffirmed, except that, unless the context indicates otherwise, the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this First Supplemental Indenture; and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this First Supplemental Indenture.

         All references in the Original Indenture and the Original Lease to the Refunding Obligations shall be construed to refer to the Series 1997 Bonds, which are and constitute the Refunding Obligations.

         Section 3. Captions and Headings. The captions and headings in this First Supplemental Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

         Section 4. Issuance of the Series 1997 Bonds; Terms Thereof.

               (a) It is determined to be necessary to, and the Issuer shall, issue, sell and deliver the Series 1997 Bonds for the purpose of refunding the Series 1996A Bonds, which were in turn issued for the purpose of assisting in financing the costs of the Project. The Series 1997 Bonds shall be designated "Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997"; shall mature, unless earlier redeemed, on the first Business Day of March, 2012; shall be issuable only in fully registered form, substantially in the form attached as Exhibit A to this First Supplemental Indenture; shall be numbered consecutively upwards beginning with R-1; shall be dated the Issue Date; shall be redeemable in accordance with the redemption provisions contained in the Form of Bond attached as Exhibit A hereto and incorporated by reference herein; shall bear interest from the most recent date to which interest shall have been paid or duly provided for or, if no interest shall have been paid or duly provided for, from the Issue Date; and shall be issuable in Authorized Denominations, except that the final maturity of the Series 1997 Bonds may be represented by an instrument of a denomination equal to a multiple of $5,000 that is less than $100,000. The Series 1997 Bonds may be issued in book-entry form in accordance with the requirements of applicable law. The Series 1997 Bonds shall be initially issued as DTC-Eligible Obligations, and therefore the requirements of Section 216 of the Original Indenture shall be applicable.

               (b) As contemplated in Section 202(b) of the Original Indenture, the Remarketing Agent shall continue to make separate Seven-Day Rate determinations for the Series 1996B Bonds and the Series 1997 Bonds.

               (c) All other provisions of Articles II and III of the Original Indenture shall continue to be applicable to the Series 1997 Bonds.

               (d) Upon the execution and delivery of this First Supplemental Indenture, and satisfaction of the conditions established by the Issuer for delivery of the Series 1997 Bonds, the Issuer shall execute the Series 1997 Bonds and deliver them to the Trustee or other Authenticating Agent for authentication and delivery to, or on the order of, the Placement Agent. Prior to the delivery of the Series 1997 Bonds, there shall have been received by the Trustee a duly executed request and authorization to the Trustee from the Issuer to authenticate and deliver the Series 1997 Bonds to, or on the order of, the Placement Agent upon payment to the Trustee of the amount specified therein. That amount shall be deposited in the Refunding Fund herein created, all as hereinafter described and as shall be more fully provided in said request and authorization of the Issuer.

         Section 5. Provisions as to Funds.

               (a) Sections 401(a) and 406(a) of the Original Indenture contemplated the creation by the Trustee of a single Bond Fund and a single Bond Purchase Fund, respectively, for both the Series 1996A Bonds and the Series 1996B Bonds. In fact, the Trustee created separate Bond Funds and Bond Purchase Funds for each of the aforesaid Series, and the provisions of Sections 401(a) and 406(a) are hereby amended to correct said formal inaccuracy.

               (b) Upon the redemption in whole of the Series 1996A Bonds, which is intended to occur on the Issue Date, the Trustee shall take the necessary steps to close the Bond Fund, the Bond Purchase Fund and the Construction Fund created under the Original Indenture in connection with the issuance of the Series 1996A Bonds; and any moneys and investments remaining in any such Fund upon its closure shall be transferred, respectively, to the Bond Fund, the Bond Purchase Fund or the Construction Fund created under this First Supplemental Indenture in connection with the issuance of the Series 1997 Bonds.

               (c) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. 1997 Bond Fund" (the "Bond Fund"). The provisions of the Original Indenture relating to the Bond Funds created thereunder shall continue to be applicable to the Bond Fund created hereunder.

               (d) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. 1997 Bond Purchase Fund" (the "Bond Purchase Fund"). The provisions of the Original Indenture relating to the Bond Purchase Funds created thereunder shall continue to be applicable to the Bond Purchase Fund created hereunder.

               (e) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. 1997 Construction Fund" (the "Construction Fund"). As provided in Section 5(b) hereinabove, the moneys and investments remaining in the Construction Fund created under the Original Indenture, representing proceeds of the sale of the Series 1996A Bonds, shall be deposited in the Construction Fund created hereunder. All provisions of Section 405 of the Original Indenture pertaining to the Construction Fund created thereunder and disbursements therefrom shall continue to be applicable to the Construction Fund created hereunder, except that the cross-references to the Series 1996A Bonds in the Company certifications deemed made pursuant to Section 405(d)(3)(i) and (ii) of the Original Indenture shall be expanded to encompass the Series 1997 Bonds.

               (f) There is hereby created by the Issuer and ordered established in the custody of the Trustee a fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. 1997 Rebate Fund" (the "Rebate Fund"). Any provision of the Indenture to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien under the Indenture. The provisions of the Original Indenture relating to the Rebate Fund created thereunder shall remain in full force and effect with respect to the Series 1996B Bonds and shall furthermore apply to the Rebate Fund created hereunder (provided that references in Section 407 of the Original Indenture to the Series 1996B Bonds shall, in the application of said Section to the Series 1997 Bonds, be deemed amended to refer to the Series 1997 Bonds).

               (g) There is hereby created by the Issuer and ordered established in the custody of the Trustee a fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. 1997

         Refunding Fund" (the "Refunding Fund"). All the proceeds of the sale of the Series 1997 Bonds shall be deposited in the Refunding Fund on the Issue Date. The Trustee shall, on the Issue Date, and without need for further direction from the Issuer and the Company, apply the moneys on deposit in the Refunding Fund to the redemption, on the redemption date designated by the Trustee, of all outstanding Series 1996A Bonds, provided that accrued interest thereon to such redemption date shall be paid from proceeds of a drawing under the Initial Letter of Credit.

         Section 6. Investment of Fund Moneys. Moneys in the Bond Fund and the Bond Purchase Fund (except for moneys therein (i) held pursuant to Section 403 of the Original Indenture, (ii) to pay Unsurrendered Bonds or (iii) representing proceeds of a drawing under the Letter of Credit, which moneys shall be either held in cash and not invested or invested only in Government Obligations with a maturity of not to exceed 30 days or fewer, as needed), the Refunding Fund and the Construction Fund shall be invested and reinvested by the Trustee in Eligible Investments at the direction of the Company, consistent, however, with the covenants of the Company contained in Section 11 of the First Supplemental Lease. Investments of moneys in the Bond Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary to provide moneys to pay Debt Service on Series 1997 Bonds as the same shall become due at stated maturity, by redemption or otherwise.

         Subject to any directions from the Company with respect thereto, from time to time, the Trustee may sell those investments and reinvest the proceeds therefrom in Eligible Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to the Trustee, the Registrar, an Authenticating Agent or a Paying Agent, or any bank, trust company or savings and loan association affiliated with any of the foregoing. The Trustee shall sell or redeem investments credited to the Bond Fund to produce sufficient moneys applicable hereunder to and at the times required for the purpose of paying Debt Service on Series 1997 Bonds when due as aforesaid, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Bond Purchase Fund, the Construction Fund or the Refunding Fund shall constitute part of that respective Fund, and each respective Fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto. For purposes of the Indenture, all investments shall be valued at face amount or market value, whichever is less.

         In addition to the foregoing requirements, the Issuer will not pay or agree to pay to a party, other than the United States, any portion of the Excess Earnings (computed as of the most recent prior Computation Date) through a transaction that reduces the aggregate amount earned on all nonpurpose investments in which gross proceeds of the Series 1997 Bonds are invested or that results in a smaller profit or a larger loss than would have resulted in an arm's length transaction in which the yield on the nonpurpose investment was not subject to any restriction. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

         Furthermore, except to the extent set forth in an opinion of Bond Counsel, investments or deposits of proceeds of Series 1997 Bonds in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of Treasury Regulations Section 1.148-5(d)(6)(ii) and (iii), respectively, or with any successor provisions thereto.

         Section 7. Effect on Original Indenture. Except as hereby amended and supplemented, all other provisions of the Original Indenture are hereby ratified and reaffirmed.

         Section 8. Execution Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first hereinabove set forth.

                                       THE INDUSTRIAL DEVELOPMENT BOARD OF
                                       THE CITY OF MONTGOMERY


(SEAL)
                                       By: /s/ R. E. Thornton, Jr.
                                           ----------------------------------
                                          Chairman of the Board of Directors

ATTEST:

/s/ [illegible]
-----------------------
[Assistant] Secretary

                                       REGIONS BANK, as Trustee and Registrar


(SEAL)
                                       By: /s/ Robert B. Rinehart
                                           -------------------------------------
                                          Vice President/Corporate Trust Officer

ATTEST:

/s/ [illegible]
-----------------------
Corporate Trust Officer

                            ACKNOWLEDGMENT OF ISSUER
                            ------------------------

STATE OF ALABAMA     )
MONTGOMERY COUNTY    )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that R. E. Thornton, Jr., whose signature as the Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing First Supplemental Indenture and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

         Given under my hand and seal of office this _______ day of ________, 1997.

                                            __________________________________
                                            NOTARY PUBLIC, State at Large
                                            My Commission Expires:____________
(SEAL)

                            ACKNOWLEDGMENT OF TRUSTEE
                            -------------------------

STATE OF ALABAMA     )
MONTGOMERY COUNTY    )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that Robert B. Rinehart, whose signature as Vice President/Corporate Trust Officer of Regions Bank is signed to the foregoing First Supplemental Indenture, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Bank.

         Given under my hand and seal of office this _____ day of ________, 1997.

                                            __________________________________
                                            NOTARY PUBLIC, State at Large
                                            My Commission Expires:____________
(SEAL)

                               CONSENT OF COMPANY
                               ------------------

         KINPAK INC., in its capacity as the Company (as defined in the Original Indenture) and by its undersigned duly authorized officer, hereby acknowledges receipt of the foregoing instrument and consents to all its terms and provisions and to the execution, delivery and recordation thereof as a supplemental indenture, all pursuant to Article VII of the Original Indenture.

         IN WITNESS WHEREOF, KINPAK INC. has caused this consent to be executed in its name and on its behalf as of the date of the acknowledgment made below.

                                                 KINPAK INC.



                                                 By: /s/ Peter G. Dornau
                                                     --------------------------
                                                     Peter G. Dornau, President



                                 ACKNOWLEDGMENT
                                 --------------

STATE OF FLORIDA     )
                     :
BROWARD COUNTY       )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that Peter G. Dornau, whose name as President of KINPAK INC., an Alabama corporation, is signed to the foregoing Consent, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Consent, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

        Given under my hand and seal of office this     day of           , 1997.


                                            NOTARY PUBLIC State at Large
(SEAL)                                      My Commission Expires:

                                 CONSENT OF BANK
                                 ---------------

         FIRST UNION NATIONAL BANK OF FLORIDA, in its capacity as the Bank (as defined in the Original Indenture) and by its undersigned duly authorized officer, hereby acknowledges receipt of the foregoing instrument and consents to all its terms and provisions and to the execution, delivery and recordation thereof as a supplemental indenture, all pursuant to Article VII of the Original Indenture.

         IN WITNESS WHEREOF, FIRST UNION NATIONAL BANK OF FLORIDA has caused this Consent to be executed in its name and on its behalf as of the date of the acknowledgment made below.

                                            FIRST UNION NATIONAL BANK OF FLORIDA


                                            By: /s/ Debbie Gilchrist
                                                -----------------------
                                                Debbie Gilchrist
                                                Vice President


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF FLORIDA     )
                     :
BROWARD COUNTY       )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that Debbie Gilchrist, whose name as Vice President of First Union National Bank of Florida, a national banking association, is signed to the foregoing Consent, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Consent, she, as such officer and with full authority, executed the same voluntarily for and as the act of said association.

        Given under my hand and seal of office this     day of          , 1997.



                                            NOTARY PUBLIC State at Large
(SEAL)                                      My Commission Expires:


THIS INSTRUMENT PREPARED BY:
----------------------------
Roy S. Goldfinger, Esq.
Roy S. Goldfinger, P.C.
P.O. Box 2007
Montgomery, Alabama  36102-2007
(334) 832-4567